                                               Registration No. 33 - ___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   CRSS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Delaware                                    74-1677382
     (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

1177 West Loop South, Suite 800, Houston, Texas              77027-9096
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                   1990 LONG-TERM INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                          Timothy R. Dunne, Secretary
                        1177 West Loop South, Suite 800
                           Houston, Texas  77027-9096
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 552-2000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

   Approximate date of proposed offering: As soon after the effective date of this Registration Statement as options granted pursuant to the Plan are exercised or shares of Common Stock registered hereby are granted pursuant to the Plan.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:   X
                                ---

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
         Title of              Amount           Proposed maximum             Proposed            Amount of
        securities             to be            offering price          maximum aggregate      registration
     to be registered      registered (1)        per share (2)          offering price (2)          fee
- -----------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 per       500,000
 share par value                shares             $14.375                $7,187,500.00         $2,478.45
 ("Common Stock")
===========================================================================================================

(1) Represents the approximate incremental number of shares which may be purchased under the Plan described herein, as estimated solely for the purpose of calculating the registration fee. This Registration Statement also relates to such indeterminate number of additional Common Shares of Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h), based on the average high and low prices of Common Stock as reported on the New York Stock Exchange Composite Transaction Tape on June 13, 1995.

(3) Each share of Common Stock includes Rights under the Registrant's Shareholder Rights Plan which are attached to and traded with the Common Stock of the Registrant.

     Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 33-34899 relating to the Plan described herein are incorporated herein by reference.
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                             EXPLANATION STATEMENT


     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register additional shares of Common Stock in connection with CRSS Inc.'s 1990 Long-Term Incentive Compensation Plan described herein.




           __________________________________________________________




                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

     Exhibit No.       Exhibit
     -----------       -------

          5.1          Opinion and Consent of Timothy R. Dunne, Esq.

         23.1          Consent of Timothy R. Dunne, Esq. (included in
                       Exhibit 5.1 to this Registration Statement).

         23.2          Consent of Ernst & Young LLP


                                    EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries included in its Annual Report to Stockholders on Form 10-K for the year ended June 30, 1994 filed with the Securities and Exchange Commission and incorporated by reference herein, audited by Ernst & Young LLP, have been included in reliance on their report given on their authority as experts in accounting and auditing.





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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of June, 1995.

                                   CRSS INC.


                                   By: /s/ BRUCE W. WILKINSON
                                      ------------------------------------------
                                      (BRUCE W. WILKINSON, CHAIRMAN OF THE BOARD
                                      AND CHIEF EXECUTIVE OFFICER)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signatures                                        Title                                     Date
                    ----------                                        -----                                     ----
             /s/ BRUCE W. WILKINSON                  Chairman of the Board of Directors and                 June 13, 1995
      -------------------------------------           Chief Executive Officer and Director
               (BRUCE W. WILKINSON)                       (Principal Executive Officer)

             /s/ WILLIAM J. GARDINER                Senior Vice President and Chief Financial               June 13, 1995
      -------------------------------------        Officer and Treasurer (Principal Financial
              (WILLIAM J. GARDINER)                          and Accounting Officer)


                                                                    Director                                June 13, 1995
      -------------------------------------
               (THOMAS A. BULLOCK)


              /s/ C. HERBERT PASEUR                                 Director                                June 13, 1995
      -------------------------------------
               (C. HERBERT PASEUR)

                /s/ MIKE A. MYERS                                   Director                                June 13, 1995
      -------------------------------------
                 (MIKE A. MYERS)


                                                                    Director                                June 13, 1995
      -------------------------------------
                 (JOHN M. SEIDL)

                                                                    Director                                June 13, 1995
      -------------------------------------
                 (BEN R. STUART)


               /s/ LARRY E. TEMPLE                                  Director                                June 13, 1995
      -------------------------------------
                (LARRY E. TEMPLE)





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                                 EXHIBIT INDEX


             Exhibit No.              Exhibit
             -----------              -------
                  5.1                 Opinion and Consent of Timothy R. Dunne, Esq.

                 23.1                 Consent of Timothy R. Dunne, Esq. (included in Exhibit 5.1 to this
                                      Registration Statement).

                 23.2                 Consent of Ernst & Young LLP





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